EXHIBIT 23.01

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in the registration statement on Form 10-SB under the Securities and Exchange Act of 1934 of Brooke Corporation, Inc. of our review report dated April 27, 2001 insofar as such report relates to the financial statements and schedules of Brooke Corporation for the periods ended June 30, 2001 and 2000.

/s/      Summers, Spencer & Cavanaugh, CPAs, Chartered

Summers, Spencer & Cavanaugh, CPAs, Chartered
September 17, 2001